EXHIBIT 3

                              ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT (the "Agreement"), dated as of November 13, 2001, among TPG Partners III, L.P., T3 Partners, L.P. and T3 Partners II, L.P., each a Delaware limited partnership (collectively, "TPG"), TPG Wafer Holdings LLC, a Delaware limited liability company ("Buyer"), Green Equity Investors III, L.P. ("GEI"), Green Equity Investors Side III, L.P. ("GEI Side") and TCW/Crescent Mezzanine Partners III, L.P. ("TCW"), each a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware trust ("TCW Trust"), TPG Wafer Partners LLC, a Delaware limited liability company ("Wafer Partners"), and MEMC Holdings Corporation, a Delaware corporation ("Holdings"). GEI, GEI Side, TCW, TCW Trust, Wafer Partners and Holdings are referred to herein collectively as the "New Investors" and each as a "New Investor".

                              W I T N E S S E T H :

         WHEREAS, pursuant to that certain Purchase Agreement, dated as of September 30, 2001 (the "Purchase Agreement"), by and among TPG and Buyer, on the one hand, and E.ON AG, a German corporation, E.ON International Finance B.V., a Dutch corporation, FIDELIA Corporation, a Delaware corporation, VEBA
Zweite Verwaltungsgesellschaft mbH, a German corporation, and E.ON North America, Inc., a Delaware corporation, on the other hand (collectively, "Sellers"), Buyer has the right to purchase the Shares and the Notes in accordance with the terms of the Purchase Agreement;

     WHEREAS, in accordance with Section 12.03 of the Purchase Agreement, Buyer wishes to assign its right to purchase the Notes to the New Investors, and the New Investors wish to accept such assignment; and

     WHEREAS, in accordance with Section 12.03 of the Purchase Agreement, Buyer has notified the Sellers in writing of this proposed assignment and the Sellers have given their written consent to such assignment.

     NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     Section 2. Assignment. (a) Buyer hereby assigns to Holdings its right to purchase pursuant to the Purchase Agreement, and Holdings hereby agrees to purchase from the Sellers pursuant to and in accordance with the terms of the Purchase Agreement, the Notes set forth on Schedule 2(a) of this Agreement. Buyer hereby assigns to Holdings all of its rights under the Purchase Agreement with respect to the purchase of such Notes under the Purchase Agreement, and Holdings accepts such Notes, subject to the terms of, and satisfaction of the conditions to Closing set forth in, the Purchase Agreement, and hereby agrees to assume the obligations of Buyer under the Purchase Agreement to the extent of such assignment; provided, however, the amount of Buyer's obligation under
Section 2.06 of the Purchase Agreement assumed by Holdings hereunder shall not exceed Holdings's Pro Rata Share of the aggregate payment obligation, if any, of Buyer under Section 2.06 of the Purchase Agreement.

     (b) Buyer hereby assigns to GEI and GEI Side its right to purchase pursuant to the Purchase Agreement, and GEI and GEI Side hereby agree to purchase from the Sellers pursuant to and in accordance with the terms of the Purchase Agreement, the Notes set forth on Schedule 2(b) of this Agreement. Buyer hereby assigns to GEI and GEI Side all of its rights under the Purchase Agreement with respect to the purchase of such Notes under the Purchase Agreement, and GEI and GEI Side accept such Notes, subject to the terms of, and satisfaction of the conditions to Closing set forth in, the Purchase Agreement, and hereby agree to assume the obligations of Buyer under the Purchase Agreement to the extent of such assignment; provided, however, the amount of Buyer's obligation under
Section 2.06 of the Purchase Agreement assumed by GEI and GEI Side hereunder shall not exceed GEI and GEI Side's respective Pro Rata Shares of the aggregate payment obligation, if any, of Buyer under section 2.06 of the Purchase Agreement.

     (c) Buyer hereby assigns to TCW and TCW Trust its right to purchase pursuant to the Purchase Agreement, and TCW and TCW Trust hereby agree to purchase from the Sellers pursuant to and in accordance with the terms of the Purchase Agreement, the Notes set forth on Schedule 2(c) of this Agreement. Buyer hereby assigns to TCW and TCW Trust all of its rights under the Purchase Agreement with respect to the purchase of such Notes under the Purchase Agreement, and TCW and TCW Trust accept such Notes, subject to the terms of, and satisfaction of the conditions to Closing set forth in, the Purchase Agreement, and hereby agree to assume the obligations of Buyer under the Purchase Agreement to the extent of such assignment; provided, however, the amount of Buyer's obligation under Section 2.06 of the Purchase Agreement assumed by TCW and TCW Trust hereunder shall not exceed TCW and TCW Trust's respective Pro Rata Share of the aggregate payment obligation, if any, of Buyer under Section 2.06 of the Purchase Agreement.

     (d) Buyer hereby assigns to Wafer Partners its right to purchase pursuant to the Purchase Agreement, and Wafer Partners hereby agrees to purchase from the Sellers pursuant to and in accordance with the terms of the Purchase Agreement, the Notes set forth on Schedule 2(d) of this Agreement. Buyer hereby assigns to Wafer Partners all of its rights under the Purchase Agreement with respect to the purchase of such Notes under the Purchase Agreement, and Wafer Partners accepts such Notes, subject to the terms of, and satisfaction of the conditions to Closing set forth in, the Purchase Agreement, and hereby agrees to assume the obligations of Buyer under the Purchase Agreement to the extent of such assignment; provided, however, the amount of Buyer's obligation under Section
2.06 of the Purchase Agreement assumed by Wafer Partners hereunder shall not exceed Wafer Partners' Pro Rata Share of the aggregate payment obligation, if any, of Buyer under Section 2.06 of the Purchase Agreement.

     (e) Notwithstanding the foregoing provisions of Section 2 of this Agreement, nothing in this Agreement shall increase the obligations or liabilities of the Sellers under the Purchase Agreement in any way, or reduce or diminish the obligations or liabilities of Buyer or TPG under the Purchase Agreement in any way. By way of example and without limiting the preceding sentence, any defense available to the Sellers with respect to any action or claim by TPG or Buyer shall also be available to the Sellers with respect to any action or claim by a New Investor, and each New Investor accepts the Notes and the Purchase Agreement subject to any extensions, waivers, confirmations or other actions taken or not taken by TPG and/or the Buyer and/or the TPG Representative. Buyer and TPG acknowledge that they shall continue to be bound by the Purchase Agreement and be liable for all obligations thereunder, including without limitation the obligations under Section 2.06 and Article XI thereof.

     (f) Each New Investor hereby (i) consents to all the provisions of the Purchase Agreement and agrees to be bound by provisions thereof which limit or have the effect of limiting rights or claims it might otherwise have under the Purchase Agreement or otherwise to the same extent as if such New Investor was the Buyer or TPG, including without limitation the provisions of Sections 5.07 and 6.04 of the Purchase Agreement; and (ii) irrevocably makes, constitutes and appoints the TPG Representative its representative, agent and true and lawful attorney in fact for all matters relating to the Purchase Agreement, and agrees that it shall not take any action with respect to the Purchase Agreement except through the TPG Representative on its behalf.

     (g) "Pro Rata Share" shall mean the percentage interest as set forth for each New Investor on Schedule 2(e).

     Section 3. Investment. (a) Each New Investor has independently, and without reliance on Buyer or any of Buyer's Affiliates or any of their respective partners, officers, directors, members, employees, agents or representatives (collectively, the "TPG Parties"), made its own analysis and decision regarding whether to enter this Agreement and purchase the Notes. Each New Investor acknowledges receipt of the Purchase Agreement. Each New Investor acknowledges that no TPG Party has provided any information to any New Investor, nor made any statement, representation or warranty to any New Investor, with respect to the Notes. Each New Investor agrees that it will, independently and without reliance on any TPG Party, continue to make its own decisions regarding the Notes, and each New Investor acknowledges that its exclusive rights and remedies with respect to the Notes shall be those rights and remedies accorded to the Buyer under the Investment Agreement.

     (b) Each New Investor is acquiring the Notes for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each New Investor acknowledges that the Notes have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act.

     Section 4. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

     Section 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

     SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES.

     Section 7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

     (a)      If to Buyer, TPG, Wafer Partners or Holdings:

              Texas Pacific Group
              301 Commerce Street, Suite 3300
              Fort Worth, TX  76102

              Attention:    Mr. James J. O'Brien
              Telecopy:     (817) 871-4010

              with a copy to:

              Cleary, Gottlieb, Steen & Hamilton
              One Liberty Plaza
              New York, NY  10006

              Attention:    Paul J. Shim, Esq.
              Telecopy:     (212) 225-3999

     (b)      If to GEI or GEI Side:

              Leonard Green & Partners, L.P.
              11111 Santa Monica Boulevard
              Suite 2000
              Los Angeles, California 90025

              Attention:    John Baumer
              Telecopy:     (310) 954-0404

              with a copy to:

              Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue
              New York, NY 10022-3852

              Attention:    Howard A. Sobel, Esq.
              Telecopy:     (212) 715-8000


     (c)      If to TCW or TCW Trust:

              TCW/Crescent Mezzanine Partners III, L.P.
              11100 Santa Monica Boulevard
              Suite 2000
              Los Angeles, California 90025

              Attention:    Jean-Marc Chapus
              Telecopy:     (310) 235-5967

              with a copy to:

              Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue
              New York, NY 10022-3852

              Attention:    Howard A. Sobel, Esq.
              Telecopy:     (212) 715-8000


     Section 8. Termination. This Agreement shall be terminated and shall be of no further force or effect if the Purchase Agreement is validly terminated in accordance with Section 10.01 thereof, except for Section 6 hereof, which shall survive any termination of this Agreement.

     Section 9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and the Sellers and, with respect to Section 11.02 of the Purchase Agreement, the Sellers' Affiliates (including any director, officer, employee or agent or other Affiliate of any of the foregoing) and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Sellers and Sellers' Affiliates are third party beneficiaries of this Agreement.

     Section 10. Successors and Assigns. This Agreement is not transferable or assignable by the New Investors, except with the prior written consent of the Buyer. Any purported transfer or assignment of this Agreement without such written consent shall be null and void.

     IN WITNESS WHEREOF, this Assignment Agreement executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.



                                TPG PARTNERS III, L.P.

                                By:  TPG GenPar III, L.P., its general partner
                                By:  TPG Advisors III, Inc., its general partner


                                By:  /s/ James J. O' Brien
                                     ---------------------
                                     Name:  James J. O'Brien
                                     Title: Vice President


                                T3 PARTNERS, L.P.

                                By:  T3 GenPar, L.P., its general partner
                                By:  T3 Advisors, Inc., its general partner


                                By:  /s/ James J. O' Brien
                                     ---------------------
                                     Name:  James J. O'Brien
                                     Title: Vice President


                                T3 PARTNERS II, L.P.

                                By:  T3 GenPar II, L.P., its general partner
                                By:  T3 Advisors II, Inc., its general partner


                                By:  /s/ James J. O' Brien
                                     ---------------------
                                     Name:  James J. O'Brien
                                     Title: Vice President

                                TPG WAFER HOLDINGS LLC


                                By:  /s/ Richard A. Ekleberry
                                     ------------------------
                                     Name:  Richard A. Ekleberry
                                     Title: Vice President


                                TPG WAFER PARTNERS LLC


                                By:  /s/ Richard A. Ekleberry
                                     ------------------------
                                     Name:  Richard A. Ekleberry
                                     Title: Vice President


                                MEMC HOLDINGS CORPORATION


                                By:  /s/ Richard A. Ekleberry
                                     ------------------------
                                     Name:  Richard A. Ekleberry
                                     Title: Vice President

                                TCW/CRESCENT MEZZANINE PARTNERS III, L.P. and TCW/CRESCENT MEZZANINE TRUST III
                                By:  TCW/Crescent Mezzanine Management III,
                                     L.L.C.
                                     its Investment Manager.

                                By:  TCW Asset Management Company,
                                     its Sub-Advisor


                                By:  /s/ Jean-Marc Chapus
                                     --------------------
                                     Name:  Jean-Marc Chapus
                                     Title: Managing Director


                                By:  /s/ James C. Shevlet, Jr.
                                     -------------------------
                                     Name:  James C. Shevlet, Jr.
                                     Title: Senior Vice President


                                GREEN EQUITY INVESTORS III, L.P.

                                By:  GEI Capital III, LLC, its General Partner


                                By:  /s/ John Danhakl
                                     ----------------
                                     Name:  John Danhakl
                                     Title: Manager


                                GREEN EQUITY INVESTORS SIDE III, L.P.

                                By:   GEI Capital III, LLC, its General Partner


                                By:  /s/ John Danhakl
                                     -------------------
                                     Name:  John Danhakl
                                     Title: Manager